UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021 (November 24, 2021)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)-682-7674

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exchange registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Exchange Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2021 Singlepoint Inc. (the “Company”) entered into an Amendment to Employment Agreement with William Ralston (Chief Executive Officer of the Company, the “Ralston Amendment”) and Corey Lambrecht (President (see discussion below in Item 5.02) and Chief Financial Officer of the Company, the “Lambrecht Amendment”) .

Below is a description of the material terms of the Ralston Amendment and Lambrecht Amendment (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the relevant Amendment).

The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus of $50,833.33, and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021.

The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021.

The foregoing summary of terms of the Ralston Amendment and Lambrecht Amendment are subject to, and qualified in its entirety, by the documents attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 24, 2021 William Ralston (Chief Executive Officer and Director) resigned as President of the Company. Such resignation was not due to any a disagreement with the Company, or its Executive Officers and Directors, on any matter relating to the Company’s operations, policies or practices. Also effective November 24, 2021 the Company named Corey Lambrecht as the President of the Company (while also maintaining his positions as (Chief Financial Officer and Director of the Company). As disclosed in Item 1.01 above, the Company entered into the Lambrecht Amendment, such discussion is incorporated by reference.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Amendment to Employment Agreement by and among Singlepoint Inc. and William Ralston.

10.2	Amendment to Employment Agreement by and among Singlepoint Inc. and Corey Lambrecht.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLEPOINT INC.

Dated: November 29, 2021	By:	/s/ William Ralston
William Ralston
President

4